UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 1.01. Entry into a Material Definitive Agreement

On January 29, 2020, Briggs & Stratton Corporation (the “Company”) and Briggs & Stratton AG (“B&S AG”) entered into an Amendment No. 2 to Revolving Credit Agreement (the “Amendment”) among the Company, B&S AG, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Amendment amends the existing Revolving Credit Agreement (as previously amended by an Amendment No. 1 thereto to change the timeline for determining whether a Restricted Payment (as such term is defined therein) is permitted and as amended by the Amendment, the “Credit Agreement”) among the Company, B&S AG, the other subsidiary borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and the Agent.

The Amendment amends certain provisions to, among other things, (i) add a new pricing level increasing the specified margin by 25.0 basis points (a) to apply from January 29, 2020 until receipt by the Agent of the Company’s financial statements for the fiscal quarter ending on or about March 31, 2020 and (b) thereafter to apply when the Company’s Fixed Charge Coverage Ratio (as defined below) is less than or equal to 0.75 to 1.00, (ii) reduce the minimum aggregate availability required to trigger a liquidity event (as defined in the Credit Agreement) between September 27, 2019 and the end of the Company’s fiscal quarter ending on or about March 31, 2020 to the greater of (a) 7.5% of the Line Cap (as defined below) and (b) $30 million and (iii) provide for seasonal variation in calculating minimum aggregate availability required for purposes of determining the maturity date, the springing maturity date and whether certain restricted payments are permitted under the Credit Agreement.

Additionally, the Amendment amends the financial covenant to reduce the minimum aggregate availability needed to avoid triggering the requirement to comply with the Company’s consolidated fixed charge coverage ratio (as defined in the Credit Agreement) (the “Fixed Charge Coverage Ratio”) for the period from September 27, 2019 until the end of the Company’s fiscal quarter ending on or about March 31, 2020. As amended, if aggregate availability under the Credit Agreement decreases to below (i) from September 27, 2019 until the end of the Company’s fiscal quarter ending on or about March 31, 2020, the greater of (a) 7.5% of the line cap (defined as the lesser of the aggregate commitments and the aggregate borrowing base) (the “Line Cap”) and (b) $30 million and (ii) thereafter, the greater of (a) 12.5% of the Line Cap and (b) $50 million (collectively, the “FCCR Test Amount”), the Company may not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0 for any period of four consecutive fiscal quarters, until aggregate availability under the Credit Agreement exceeds the FCCR Test Amount for at least 30 consecutive days.

The foregoing is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2 to Revolving Credit Agreement, dated as of January 29, 2020, among Briggs & Stratton Corporation, Briggs & Stratton AG, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	January 30, 2020	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer Duly Authorized Officer

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